Exhibit 99.1

NEWS RELEASE
Contact: Martina Bar Kochva	48 South Service Road
Melville, NY 11747
(631) 465-3600

PARK ELECTROCHEMICAL CORP. REPORTS SECOND QUARTER RESULTS

Melville, New York, Monday, September 30, 2013…..Park Electrochemical Corp. (NYSE-PKE) reported net sales of $44,497,000 for the second quarter ended September 1, 2013 compared to net sales of $46,430,000 for the second quarter ended August 26, 2012. Park's net sales for the six months ended September 1, 2013 were $87,935,000 compared to net sales of $92,476,000 for the six months ended August 26, 2012.

Park reported net earnings before special items of $5,983,000 for the second quarter ended September 1, 2013 compared to net earnings before special items of $5,771,000 for the second quarter of last fiscal year. During the second quarter ended September 1, 2013, the Company recorded a tax benefit of $2,181,000 in connection with a tax refund related to amended federal income tax returns and pre-tax restructuring charges of $119,000 related to the closure of its Nelco Technology (Zhuhai FTZ) Ltd. facility located in the Free Trade Zone in Zhuhai, China. In the second quarter of last fiscal year, the Company recorded pre-tax restructuring charges of $2,525,000 in connection with the closure of its Nelco Technology (Zhuhai FTZ) Ltd. facility. Accordingly, net earnings for the second quarter ended September 1, 2013 were $8,045,000 compared to net earnings of $3,246,000 for the second quarter ended August 26, 2012.

For the six-month period ended September 1, 2013, Park reported net earnings before special items of $11,112,000 compared to net earnings before special items of $10,711,000 for the last year’s first six-month period. The current year six-month period included the tax benefit of $2,181,000 mentioned above and pre-tax charges of $319,000 related to the facility closure mentioned above. Last year’s first six-month period included pre-tax charges of $2,536,000 related primarily to the facility closure mentioned above. Accordingly, net earnings were $12,974,000 for the six-month period ended September 1, 2013 compared to net earnings of $8,179,000 for the six-month period ended August 26, 2012.

Park reported basic and diluted earnings per share before special items of $0.29 for the second quarter ended September 1, 2013 compared to basic and diluted earnings per share before special items of $0.28 for last year’s second quarter. Basic and diluted earnings per share were $0.39 for the second quarter ended September 1, 2013 compared to basic and diluted earnings per share of $0.16 for last year’s second quarter.

For the six months ended September 1, 2013, Park reported basic and diluted earnings per share before special items of $0.53 compared to basic and diluted earnings per share before special items of $0.52 and $0.51, respectively, for the prior year’s first six months. Basic and diluted earnings per share were $0.62 for the six months ended September 1, 2013 compared to basic and diluted earnings per share of $0.39 for the prior year’s first six months.

The Company will conduct a conference call to discuss its financial results at 11:00 a.m. EDT today. Forward-looking and other material information may be discussed in this conference call. The conference call dial-in number is (866) 515-2909 in the United States and Canada and (617) 399-5123 in other countries and the required passcode is 79539706.

For those unable to listen to the call live, a conference call replay will be available from approximately 2:00 p.m. EDT today through 11:59 p.m. EDT on Sunday, October 6, 2013. The conference call replay can be accessed by dialing (888) 286-8010 in the United States and Canada and (617) 801-6888 in other countries and entering passcode 20567412 or on the Company’s web site at www.parkelectro.com/investor/investor.html.

Any additional material financial or statistical data disclosed in the conference call will also be available at the time of the conference call on the Company's web site at www.parkelectro.com/investor/investor.html.

Park believes that an evaluation of its ongoing operations would be difficult if the disclosure of its financial results were limited to accounting principles generally accepted in the United States of America (“GAAP”) financial measures, which include special items, such as tax benefits and restructuring charges. Accordingly, in addition to disclosing its financial results determined in accordance with GAAP, Park discloses non-GAAP operating results that exclude special items in order to assist its shareholders and other readers in assessing the Company’s operating performance, since the Company’s on-going, normal business operations do not include such special items. The detailed operating information presented below reconciles the non-GAAP operating results before special items to earnings determined in accordance with GAAP. Such non-GAAP financial measures are provided to supplement the results provided in accordance with GAAP.

Park Electrochemical Corp. is a global advanced materials company which develops and manufactures high-technology digital and RF/microwave printed circuit materials principally for the telecommunications and internet infrastructure and high-end computing markets and advanced composite materials, parts and assemblies for the aerospace markets. Park’s core capabilities are in the areas of polymer chemistry formulation and coating technology. The Company’s manufacturing facilities are located in Singapore, France, Kansas, Arizona and California. The Company also maintains R&D facilities in Arizona, Kansas and Singapore.

Additional corporate information is available on the Company’s web site at www.parkelectro.com

Performance table, including non-GAAP information (in thousands, except per share amounts –unaudited):

	13 Weeks Ended			26 Weeks Ended
	9/1/13	8/26/12	6/2/13	9/1/13	8/26/12
Sales	$44,497	$46,430	$43,438	$87,935	$92,476

Net Earnings before Special Items[1]	$5,983	$5,771	$5,129	$11,112	$10,711
Special Items net of Tax	$2,062	$(2,525)	$(200)	$1,862	$(2,532)
Net Earnings	$8,045	$3,246	$4,929	$12,974	$8,179

Basic and Diluted Earnings per Share:
Basic Earnings before Special Items[1]	$0.29	$0.28	$0.25	$0.53	$0.52
Special Items	$0.10	$(0.12)	$(0.01)	$0.09	$(0.13)
Basic Earnings per Share	$0.39	$0.16	$0.24	$0.62	$0.39

Diluted Earnings before Special Items[1]	$0.29	$0.28	$0.25	$0.53	$0.51
Special Items	$0.10	$(0.12)	$(0.01)	$0.09	$(0.12)
Diluted Earnings per Share	$0.39	$0.16	$0.24	$0.62	$0.39

Weighted Average Shares Outstanding:
Basic	20,836	20,800	20,828	20,832	20,798
Diluted	20,852	20,819	20,844	20,848	20,834

[1] Refer to "Detailed operating information" below for information regarding Special Items.

Comparative balance sheets (in thousands):

	9/1/2013	3/3/2013
	(unaudited)
Assets
Current Assets
Cash and Marketable Securities	$284,124	$275,216
Accounts Receivable, Net	25,532	25,878
Inventories	14,299	12,918
Other Current Assets	8,879	6,662
Total Current Assets	332,834	320,674

Fixed Assets, Net	30,821	32,187
Other Assets	16,849	16,797
Total Assets	$380,504	$369,658

Liabilities and Shareholders' Equity
Current Liabilities
Accounts Payable	$6,395	$6,485
Accrued Liabilities	6,578	6,016
Income Taxes Payable	4,790	4,177
Total Current Liabilities	17,763	16,678

Long-Term Debt	52,000	52,000
Deferred Income Taxes	761	812
Other Liabilities	246	246
Total Liabilities	70,770	69,736

Shareholders’ Equity	309,734	299,922

Total Liabilities and Shareholders' Equity	$380,504	$369,658

Equity per Share	$14.86	$14.40

Detailed operating information (in thousands – unaudited):

	13 Weeks Ended September 1, 2013			13 Weeks Ended August 26, 2012			13 Weeks Ended June 2, 2013
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Net Sales	$44,497		$44,497	$46,430		$46,430	$43,438		$43,438
Cost of Sales	30,876		30,876	33,231		33,231	30,447		30,447
%	69.4%		69.4%	71.6%		71.6%	70.1%		70.1%

Gross Profit	13,621		13,621	13,199		13,199	12,991		12,991
%	30.6%		30.6%	28.4%		28.4%	29.9%		29.9%

Selling, General & Administrative Expenses	6,041		6,041	6,591		6,591	6,556		6,556
%	13.6%		13.6%	14.2%		14.2%	15.1%		15.1%

Restructuring Charge	119	(119)	-	2,525	(2,525)	-	200	(200)	-
%	0.3%		0.0%	5.4%		0.0%	0.5%		0.0%

Earnings from Operations	7,461	119	7,580	4,083	2,525	6,608	6,235	200	6,435
%	16.8%		17.0%	8.8%		14.2%	14.4%		14.8%

Interest Income	77		77	179	-	179	68		68
%	0.2%		0.2%	0.4%		0.4%	0.2%		0.2%

Interest Expense	185		185	-		-	171		171
%	0.4%		0.4%	0.0%		0.0%	0.4%		0.4%

Net Interest (Expense) Income	(108)		(108)	179		179	(103)		(103)
%	-0.2%		-0.2%	0.4%		0.4%	-0.2%		-0.2%

Earnings before Income Taxes	7,353	119	7,472	4,262	2,525	6,787	6,132	200	6,332
%	16.5%		16.8%	9.2%		14.6%	14.1%		14.6%

Income Tax Provision	(692)	2,181	1,489	1,016	-	1,016	1,203	-	1,203
Effective Tax Rate	-9.4%		19.9%	23.8%		15.0%	19.6%		19.0%

Net Earnings	8,045	(2,062)	5,983	3,246	2,525	5,771	4,929	200	5,129
%	18.1%		13.4%	7.0%		12.4%	11.3%		11.8%

Detailed operating information (in thousands – unaudited), continued:

	26 Weeks Ended September 1, 2013			26 Weeks Ended August 26, 2012
	GAAP	Specials Items	Before Special Items	GAAP	Specials Items	Before Special Items
Net Sales	$87,935		$87,935	$92,476		$92,476
Cost of Sales	61,323		61,323	66,301		66,301
%	69.7%		69.7%	71.7%		71.7%

Gross Profit	26,612		26,612	26,175		26,175
%	30.3%		30.3%	28.3%		28.3%

Selling, General & Administrative Expenses	12,597		12,597	13,647		13,647
%	14.3%		14.3%	14.8%		14.8%

Restructuring Charge	319	(319)	-	2,536	(2,536)	-
%	0.4%		0.0%	2.7%		0.0%

Earnings from Operations	13,696	319	14,015	9,992	2,536	12,528
%	15.6%		15.9%	10.8%		13.5%

Interest Income	145		145	377		377
%	0.2%		0.2%	0.4%		0.4%

Interest Expense	356		356	-		-
%	0.4%		0.4%	0.0%		0.0%

Net Interest (Expense) Income	(211)		(211)	377		377
%	-0.2%		-0.2%	0.4%		0.4%

Earnings before Income Taxes	13,485	319	13,804	10,369	2,536	12,905
%	15.3%		15.7%	11.2%		14.0%

Income Tax Provision	511	2,181	2,692	2,190	4	2,194
Effective Tax Rate	3.8%		19.5%	21.1%		17.0%

Net Earnings	12,974	(1,862)	11,112	8,179	2,532	10,711
%	14.8%		12.6%	8.8%		11.6%